Exhibit 5.1

[LETTERHEAD OF BINGHAM McCUTCHEN LLP]

October 25, 2013

SLM Funding LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

Re: SLM Student Loan Trusts Reofferings of Retained Class B Notes

Ladies and Gentlemen:

We have acted as special counsel to SLM Funding LLC, a Delaware limited liability company (the “Depositor”), in connection with the sale by the Depositor and the purchase by Deutsche Bank Securities Inc. (the “Underwriter”) of the Class B Notes issued by the eleven Delaware Statutory Trusts, listed in items I through XI below, in the original amounts each as set forth on Schedule A hereto, pursuant to the terms of the Underwriting Agreement, dated October 23, 2013 (the “Underwriting Agreement”), among the Depositor, SLM Education Credit Finance Corporation (“SLM ECFC”), SLM Corporation and the Underwriter.  Each of the Class B Notes (each, the related “Class B Notes”) being sold pursuant to the Underwriting Agreement were originally offered and underwritten but ultimately retained by an affiliate of the Depositor.

I. In connection with the issuance and sale of certain of the Class B Notes originally issued by SLM 2007-6 (as defined on Schedule A), the Depositor has prepared the SLM 2007-6 Disclosure Materials (as defined on Schedule A).  SLM 2007-6 was formed pursuant to the SLM 2007-6 Trust Agreement (as defined on Schedule B).

II. In connection with the issuance and sale of certain of the Class B Notes originally issued by SLM 2007-7 (as defined on Schedule A), the Depositor has prepared the SLM 2007-7 Disclosure Materials (as defined on Schedule A).  SLM 2007-7 was formed pursuant to the SLM 2007-7 Trust Agreement (as defined on Schedule B).

III. In connection with the issuance and sale of certain of the Class B Notes originally issued by SLM 2007-8 (as defined on Schedule A), the Depositor has prepared the SLM 2007-8 Disclosure Materials (as defined on Schedule A).  SLM

SLM Funding LLC
October 25, 2013

2007-8 was formed pursuant to the SLM 2007-8 Trust Agreement (as defined on Schedule B).

IV. In connection with the issuance and sale of the Class B Notes originally issued by SLM 2008-2 (as defined on Schedule A), the Depositor has prepared the SLM 2008-2 Disclosure Materials (as defined on Schedule A).  SLM 2008-2 was formed pursuant to the SLM 2008-2 Trust Agreement (as defined on Schedule B).

V. In connection with the issuance and sale of the Class B Notes originally issued by SLM 2008-3 (as defined on Schedule A), the Depositor has prepared the SLM 2008-3 Disclosure Materials (as defined on Schedule A).  SLM 2008-3 was formed pursuant to the SLM 2008-3 Trust Agreement (as defined on Schedule B).

VI. In connection with the issuance and sale of the Class B Notes originally issued by SLM 2008-4 (as defined on Schedule A), the Depositor has prepared the SLM 2008-4 Disclosure Materials (as defined on Schedule A).  SLM 2008-4 was formed pursuant to the SLM 2008-4 Trust Agreement (as defined on Schedule B).

VII. In connection with the issuance and sale of the Class B Notes originally issued by SLM 2008-5 (as defined on Schedule A), the Depositor has prepared the SLM 2008-5 Disclosure Materials (as defined on Schedule A).  SLM 2008-5 was formed pursuant to the SLM 2008-5 Trust Agreement (as defined on Schedule B).

VIII. In connection with the issuance and sale of the Class B Notes originally issued by SLM 2008-6 (as defined on Schedule A), the Depositor has prepared the SLM 2008-6 Disclosure Materials (as defined on Schedule A).  SLM 2008-6 was formed pursuant to the SLM 2008-6 Trust Agreement (as defined on Schedule B).

IX. In connection with the issuance and sale of the Class B Notes originally issued by SLM 2008-7 (as defined on Schedule A), the Depositor has prepared the SLM 2008-7 Disclosure Materials (as defined on Schedule A).  SLM 2008-7 was formed pursuant to the SLM 2008-7 Trust Agreement (as defined on Schedule B).

X. In connection with the issuance and sale of the Class B Notes originally issued by SLM 2008-8 (as defined on Schedule A), the Depositor has prepared the SLM 2008-8 Disclosure Materials (as defined on Schedule A).  SLM 2008-8 was formed pursuant to the SLM 2008-8 Trust Agreement (as defined on Schedule B).

SLM Funding LLC
October 25, 2013

XI. In connection with the issuance and sale of the Class B Notes originally issued by SLM 2008-9 (as defined on Schedule A), the Depositor has prepared the SLM 2008-9 Disclosure Materials (as defined on Schedule A).  SLM 2008-9 was formed pursuant to the SLM 2008-9 Trust Agreement (as defined on Schedule B).

In this opinion letter, the Disclosure Materials (as collectively defined in Schedule A), including any documents and other information incorporated therein by reference, each in the form prepared for use by the Underwriter in confirming sales of the Notes, are together called the “Prospectuses,” and each, a “Prospectus.”

The Depositor has filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-166301) for the registration of the Notes and certain other securities pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  In this opinion letter, the foregoing registration statement, as so amended, at its effective date, including any documents and other information incorporated therein by reference, is called the “Registration Statement.”  The Registration Statement was declared effective on September 10, 2010.

As set forth in the applicable Prospectus, the related Class B Notes (i) issued by SLM 2007-6 were originally issued under and pursuant to the SLM 2007-6 Indenture (as defined in Schedule C); (ii) issued by SLM 2007-7 were originally issued under and pursuant to the SLM 2007-7 Indenture (as defined in Schedule C); (iii) issued by SLM 2007-8 were originally issued under and pursuant to the SLM 2007-8 Indenture (as defined in Schedule C); (iv) issued by SLM 2008-2 were originally issued under and pursuant to the SLM 2008-2 Indenture (as defined in Schedule C); (v) issued by SLM 2008-3 were originally issued under and pursuant to the SLM 2008-3 Indenture (as defined in Schedule C); (vi) issued by SLM 2008-4 were originally issued under and pursuant to the SLM 2008-4 Indenture (as defined in Schedule C); (vii) issued by SLM 2008-5 were originally issued under and pursuant to the SLM 2008-5 Indenture (as defined in Schedule C); (viii) issued by SLM 2008-6 were originally issued under and pursuant to the SLM 2008-6 Indenture (as defined in Schedule C); (ix) issued by SLM 2008-7 were originally issued under and pursuant to the SLM 2008-7 Indenture (as defined in Schedule C); (x) issued by SLM 2008-8 were originally issued under and pursuant to the SLM 2008-8 Indenture (as defined in Schedule C); and (xi) issued by SLM 2008-9 were originally issued under and pursuant to the SLM 2008-9 Indenture (as defined in Schedule C).

Capitalized terms used but not defined herein have the meanings assigned to them in the applicable Indenture (as defined in Schedule C).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  No opinion is

SLM Funding LLC
October 25, 2013

expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectuses other than as to the entitlement of the related Class B Notes to the benefits of the applicable Indenture and their enforceability against the particular Trust (as defined in Schedule A) in accordance with their terms.

As such counsel, we have examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of SLM Corporation, the Depositor, SLM ECFC and Sallie Mae, Inc. as we consider appropriate.  As to all matters of fact, we have entirely relied upon certificates of officers of SLM Corporation, the Depositor, SLM ECFC and Sallie Mae, Inc. and of public officials, and have assumed, without independent inquiry, the accuracy of those certificates.  In connection with this opinion, we have also examined and relied upon the Registration Statement and the Prospectuses.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Each opinion set forth below relating to the binding effect of each class of Class B Notes is subject to the following general qualifications:

(i)
the enforceability of any obligation of each related Trust or otherwise may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and

(ii)
the enforcement of any rights may in all cases be subject to an implied duty of good faith and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion letter is limited solely to the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law.

Based upon and subject to the foregoing, we are of the opinion that, assuming each class of Class B Notes has been duly authorized by all requisite statutory trust action on the part of the applicable Trust, has been executed by the related Eligible Lender Trustee (as defined on Schedule C), has been authenticated by the related Indenture Trustee (as defined on Schedule C) in accordance with the related Indenture, and will be delivered against payment in accordance with the Underwriting Agreement, each such class of Class B Notes will be entitled to the benefits of the related Indenture and enforceable against the applicable Trust in accordance with its terms.

SLM Funding LLC
October 25, 2013

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Disclosure Materials.  In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Securities Act.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP

SCHEDULE A
DISCLOSURE MATERIALS

I.
The supplement, dated October 23, 2013 relating to certain of the Class B Notes issued by the SLM Student Loan Trust 2007-6 (“SLM 2007-6”), to the prospectus supplement, dated October 16, 2007 relating to the notes issued by SLM 2007-6 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2007-6 Disclosure Materials”).

II.
The supplement, dated October 23, 2013 relating to certain of the Class B Notes issued by the SLM Student Loan Trust 2007-7 (‘SLM 2007-7”), to the prospectus supplement, dated November 1, 2007 relating to the notes issued by SLM 2007-7 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2007-7 Disclosure Materials”).

III.
The supplement, dated October 23, 2013 relating to certain of the Class B Notes issued by the SLM Student Loan Trust 2007-8 (“SLM 2007-8”), to the prospectus supplement, dated November 30, 2007 relating to the notes issued by SLM 2007-8 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2007-8 Disclosure Materials”).

IV.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-2 (“SLM 2008-2”), to the prospectus supplement, dated January 31, 2008 relating to the notes issued by SLM 2008-2 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-2 Disclosure Materials”).

V.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-3 (“SLM 2008-3”), to the prospectus supplement, dated February 22, 2008 relating to the notes issued by the Trust and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-3 Disclosure Materials”).

VI.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-4 (“SLM 2008-4”), to the prospectus supplement, dated April 11, 2008 relating to the notes issued by SLM 2008-4 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-4 Disclosure Materials”).

VII.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-5 (“SLM 2008-5”), to the prospectus supplement, dated April 28, 2008 relating to the notes issued by SLM 2008-5 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-5 Disclosure Materials”).

VIII.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-6 (“SLM 2008-6”), to the prospectus supplement, dated June 5, 2008 relating to the notes issued by SLM 2008-6 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-6 Disclosure Materials”).

IX.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-7 (“SLM 2008-7”), to the prospectus supplement, dated June 25, 2008 relating to the notes issued by SLM 2008-7 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-7 Disclosure Materials”).

X.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-8 (“SLM 2008-8”), to the prospectus supplement, dated July 30, 2008 relating to the notes issued by SLM 2008-8 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-8 Disclosure Materials”).

XI.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-9 (“SLM 2008-9”), to the prospectus supplement, dated August 22, 2008 relating to the notes issued by SLM 2008-9 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof, (collectively, the “SLM 2008-9 Disclosure Materials”).

“Disclosure Materials” means, collectively, the SLM 2007-6 Disclosure Materials, the SLM 2007-7 Disclosure Materials, the SLM 2007-8 Disclosure Materials, the SLM 2008-2 Disclosure Materials, the SLM 2008-3 Disclosure Materials, the SLM 2008-4 Disclosure Materials, the SLM 2008-5 Disclosure Materials, the SLM 2008-6 Disclosure Materials, the SLM 2008-7 Disclosure Materials, the SLM 2008-8 Disclosure Materials and the SLM 2008-9 Disclosure Materials.

“Trust” means SLM 2007-6, SLM 2007-7, SLM 2007-8, SLM 2008-2, SLM 2008-3, SLM 2008-4, SLM 2008-5, SLM 2008-6, SLM 2008-7, SLM 2008-8 or SLM 2008-9, as applicable.

SCHEDULE B
TRUST AGREEMENTS

I.
The short-form trust agreement, dated as of March 7, 2007, among SLM Funding LLC, as depositor, Chase Bank USA, National Association, as predecessor in interest to the eligible lender trustee, and The Bank of New York (Delaware), as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of October 23, 2007 (the “SLM 2007-6 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, and The Bank of New York (Delaware), as indenture trustee, as amended from time to time.

II.
The short-form trust agreement, dated as of March 7, 2007, among SLM Funding LLC, as depositor, Chase Bank USA, National Association, as predecessor in interest to the eligible lender trustee, and The Bank of New York (Delaware), as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of November 8, 2007 (the “SLM 2007-7 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

III.
The short-form trust agreement, dated as of November 1, 2007, among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, and The Bank of New York (Delaware), as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of December 6, 2007 (the “SLM 2007-8 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, The Bank of New York (Delaware), as Delaware Trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

IV.
The short-form trust agreement, dated as of December 21, 2007, among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, and BNYM (Delaware), as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of February 7, 2008 (the “SLM 2008-2 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, BNYM (Delaware), as Delaware Trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

V.
The short-form trust agreement, dated as of December 21, 2007, among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, and BNYM (Delaware), as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of February 28, 2008 (the “SLM 2008-3 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, BNYM (Delaware), as Delaware Trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

VI.
The short-form trust agreement, dated as of March 25, 2008, among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, and BNYM (Delaware), as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of April 17, 2008 (the “SLM 2008-4 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, BNYM (Delaware), as Delaware Trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

VII.
The short-form trust agreement, dated as of March 25, 2008, among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, and BNYM (Delaware), as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of April 30, 2008 (the “SLM 2008-5 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, BNYM (Delaware), as Delaware Trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

VIII.
The short-form trust agreement, dated as of March 25, 2008, among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, and BNYM (Delaware), as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of June 12, 2008 (the “SLM 2008-6 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Trust Company, N.A., as eligible lender trustee, BNYM (Delaware), as Delaware Trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

IX.
The short-form trust agreement, dated as of April 29, 2008, among SLM Funding LLC, as depositor, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee, and BNY Mellon Trust of Delaware, as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of July 2, 2008 (the “SLM 2008-7 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

X.
The short-form trust agreement, dated as of April 29, 2008, among SLM Funding LLC, as depositor, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee, and BNY Mellon Trust of Delaware, as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of August 5, 2008 (the “SLM 2008-8 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

XI.
The short-form trust agreement, dated as of April 29, 2008, among SLM Funding LLC, as depositor, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee, and BNY Mellon Trust of Delaware, as Delaware trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of August 28, 2008 (the “SLM 2008-7 Trust Agreement”), among SLM Funding LLC, as depositor, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, as amended from time to time.

SCHEDULE C
INDENTURES

I.
The Indenture, dated as of October 23, 2007 (the “SLM 2007-6 Indenture”), among the SLM Student Loan Trust 2007-6 (the “2007-6 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2007-6 Trust (the “2007-6 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2007-6 Trust (the “2007-6 Indenture Trustee”).

II.
The Indenture, dated as of November 8, 2007 (the “SLM 2007-7 Indenture”), among the SLM Student Loan Trust 2007-7 (the “2007-7 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2007-7 Trust (the “2007-7 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2007-7 Trust (the “2007-7 Indenture Trustee”).

III.
The Indenture, dated as of December 6, 2007 (the “SLM 2007-8 Indenture”), among the SLM Student Loan Trust 2007-8 (the “2007-8 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2007-8 Trust (the “2007-8 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2007-8 Trust (the “2007-8 Indenture Trustee”).

IV.
The Indenture, dated as of February 7, 2008 (the “SLM 2008-2 Indenture”), among the SLM Student Loan Trust 2008- 2 (the “2008-2 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2008-2 Trust (the “2008-2 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2008-2 Trust (the “2008-2 Indenture Trustee”).

V.
The Indenture, dated as of February 28, 2008 (the “SLM 2008-3 Indenture”), among the SLM Student Loan Trust 2008-3 (the “2008-3 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2008-3 Trust (the “2008-3 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2008-3 Trust (the “2008-3 Indenture Trustee”).

VI.
The Indenture, dated as of April 17, 2008 (the “SLM 2008-4 Indenture”), among the SLM Student Loan Trust 2008-4 (the “2008-4 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2008-4 Trust (the “2008-4 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2008-4 Trust (the “2008-4 Indenture Trustee”).

VII.
The Indenture, dated as of April 30, 2008 (the “SLM 2008-5 Indenture”), among the SLM Student Loan Trust 2008-5 (the “2008-5 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2008-5 Trust (the “2008-5 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2008-5 Trust (the “2008-5 Indenture Trustee”).

VIII.
The Indenture, dated as of June 12, 2008 (the “SLM 2008-6 Indenture”), among the SLM Student Loan Trust 2008-6 (the “2008-6 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2008-6 Trust (the “2008-6 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2008-6 Trust (the “2008-6 Indenture Trustee”).

IX.
The Indenture, dated as of July 2, 2008 (the “SLM 2008-7 Indenture”), among the SLM Student Loan Trust 2008-7 (the “2008-7 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2008-7 Trust (the “2008-7 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2008-7 Trust (the “2008-7 Indenture Trustee”).

X.
The Indenture, dated as of August 5, 2008 (the “SLM 2008-8 Indenture”), among the SLM Student Loan Trust 2008-8 (the “2008-8 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2008-8 Trust (the “2008-8 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2008-8 Trust (the “2008-8 Indenture Trustee”).

XI.
The Indenture, dated as of August 28, 2008 (the “SLM 2008-9 Indenture”), among the SLM Student Loan Trust 2008-9 (the “2008-9 Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the 2008-9 Trust (the “2008-9 Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the 2008-9 Trust (the “2008-9 Indenture Trustee”).

“Eligible Lender Trustee” means the 2007-6 Eligible Lender Trustee, the 2007-7 Eligible Lender Trustee, the 2007-8 Eligible Lender Trustee, the 2008-2 Eligible Lender Trustee, the 2008-3 Eligible Lender Trustee, the 2008-4 Eligible Lender Trustee, the 2008-5 Eligible Lender Trustee, the 2008-6 Eligible Lender Trustee, the 2008-7 Eligible Lender Trustee, the 2008-8 Eligible Lender Trustee or the 2008-9 Eligible Lender Trustee, as applicable.

“Indenture” means the 2007-6 Indenture, the 2007-7 Indenture, the 2007-8 Indenture, the 2008-2 Indenture, the 2008-3 Indenture, the 2008-4 Indenture, the 2008-5 Indenture, the 2008-6 Indenture, the 2008-7 Indenture, the 2008-8 Indenture or the 2008-9 Indenture, as applicable.

“Indenture Trustee” means the 2007-6 Indenture Trustee, the 2007-7 Indenture Trustee, the 2007-8 Indenture Trustee, the 2008-2 Indenture Trustee, the 2008-3 Indenture Trustee, the 2008-4 Indenture Trustee, the 2008-5 Indenture Trustee, the 2008-6 Indenture Trustee, the 2008-7 Indenture Trustee, the 2008-8 Indenture Trustee or the 2008-9 Indenture Trustee, as applicable.